Exhibit 99.1

For Immediate Release
January 26, 2007

John F. Robinson Joins Federal Home Loan Bank
of San Francisco Board of Directors

San Francisco--The Federal Home Loan Bank of San Francisco Board of Directors has selected John F. Robinson to fill a vacant seat on the Board. Mr. Robinson replaces J. Benson Porter, who resigned from the Board effective January 25, 2007. Mr. Robinson will complete the term of Mr. Porter, which ends December 31, 2009.

Mr. Robinson is Executive Vice President at Washington Mutual Bank in Henderson, Nevada.

The Federal Home Loan Bank of San Francisco

Federal Home Loan Bank of San Francisco delivers low-cost funding and other services that help member financial institutions make home mortgages to people of all income levels and provide credit that supports neighborhoods and communities. The Bank also funds community investment programs that help members create affordable housing and promote community economic development. The Bank's members--its shareholders and customers--are commercial banks, credit unions, savings institutions, thrift and loans, and insurance companies headquartered in Arizona, California, and Nevada.

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Contact:
Amy Stewart, (415) 616-2605
stewarta@fhlbsf.com